Exhibit 4.2

[FACE OF SERIES A PARTICIPATING PREFERRED STOCK]

Certificate Number: 1	Number of Shares of Series A Participating
Preferred Stock: [ ]

DHT HOLDINGS, INC.

Series A Participating Preferred Stock
(par value $0.01 per share)

DHT HOLDINGS, INC., a Republic of Marshall Islands corporation (the “Corporation”), hereby certifies that [                                              ] (the “Holder”) is the registered owner of [        ] Million [(        )] fully paid and non-assessable shares of the Corporation’s designated Series A Participating Preferred Stock, with a par value of $0.01 per share and an initial liquidation preference of $140 per share, as adjusted in accordance with the provisions of the Certificate of Designation (as defined below) (the “Series A Participating Preferred Stock”).  The shares of Series A Participating Preferred Stock are transferable on the books and records of the Registrar, with the written consent of the Corporation, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Participating Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designation dated [        ], 2012 as the same may be amended from time to time (the “Certificate of Designation”).  Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation.  The Corporation will provide a copy of the Certificate of Designation to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Certificate of Designation, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series A Participating Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an officer of the Corporation this [      ]th day of [        ] 2012.

DHT HOLDINGS, INC.

By:
	Name:	Svein Moxnes Harfjeld
	Title:	Chief Executive Officer

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series A Participating Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated: [        ], 2012

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Registrar

By:
Name:
Title:

[REVERSE OF CERTIFICATE FOR SERIES A PARTICIPATING PREFERRED STOCK]

The shares of Series A Participating Preferred Stock shall be exchangeable in the manner and in accordance with the terms set forth in the Certificate of Designation.

The Corporation shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Participating Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Series A Participating Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature
Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)